EXHIBIT 5.1

March 24, 2009

CommScope, Inc.
1100 CommScope Place, SE
Hickory, North Carolina 28602

Ladies and Gentlemen:

We are acting as special counsel to CommScope, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3, as may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the potential offer and sale from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) by the Company, of an unlimited amount of (i) shares of the Company's common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company's preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) one or more series of senior or subordinated debt securities of the Company ( the “Debt Securities”), (iv) one or more series of convertible senior subordinated debt securities of the Company (the “Convertible Securities”) and (v) warrants of the Company to purchase Common Stock, Preferred Stock and/or Debt Securities (collectively, the “Warrants”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

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The Debt Securities may be issued pursuant to a senior debt indenture (the “Senior Indenture”) or a subordinated debt indenture (the “Subordinated Indenture”) and the Convertible Securities may be issued pursuant to a convertible senior subordinated debt indenture (the “Convertible Indenture,” and together with the Senior Indenture and Subordinated Indenture, each an “Indenture”, and collectively, the “Indentures”) each to be entered into between the Company and U.S. Bank National Association, or such other bank, trust company or other financial institution to be named that is qualified to act as a trustee under the Trust Indenture Act of 1939, as amended (in such capacity, the “Trustee”). The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement” and collectively the “Warrant Agreements”) by and between the Company and a financial institution identified therein as a warrant agent (each, a “Warrant Agent”).

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for the purposes of this opinion.  We have examined, among other documents, the following:

(a)	the Indentures;

(b)	the form of Debt Securities; and

(c)	the form of Convertible Securities.

The documents referred to in items (a) through (c) above, inclusive, are collectively referred to herein as the “Documents.”

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and others, and assume compliance on the part of all parties to the Documents with the covenants and agreements contained therein.

To the extent it may be relevant to the opinions expressed below, we have assumed that (i) the Company will have sufficient authorized but unissued and unreserved shares of Common Stock and Preferred Stock on the date of any issuance of

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shares registered pursuant to the Registration Statement, (ii) the parties to the Documents, and any relevant supplemental indentures, other than the Company have the power and authority to enter into and perform such Documents, and any supplemental indentures, and to consummate the transactions contemplated thereby, (iii) the Documents, and any relevant supplemental indentures, have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of such parties enforceable against such parties in accordance with their terms, and that such parties will comply with all of their obligations under the Documents, and any relevant supplemental indentures, and all laws applicable thereto, (iv) the Debt Securities and Convertible Securities conform to the forms thereof examined by us, and (v) the Registration Statement filed with the Securities and Exchange Commission (the "Commission") remains effective at the time the shares of Common Stock, shares of Preferred Stock, Debt Securities, Convertible Securities and/or Warrants registered thereunder, as the case may be, are issued, no stop order suspending the effectiveness of the Registration Statement or preventing the use of any Prospectus or Prospectus Supplement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission under the Securities Act.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.     When (i) the Registration Statement and any amendments thereto (including any post-effective amendments) relating to the Common Stock have become effective under the Securities Act, (ii) a Prospectus Supplement has been prepared and filed with the Commission describing the Common Stock offered thereby and is in compliance, at all times, with all applicable laws, (iii) the terms of the issuance and sale of the shares of Common Stock by the Company (including any Common Stock duly issued upon the exercise of any Warrants exercisable for Common Stock or upon exchange or conversion of any Convertible Securities or shares of Preferred Stock that are exchangeable or convertible into Common Stock) registered pursuant to the Registration Statement have been duly approved by the Board of Directors of the Company or an authorized committee thereof (the “Board”) in conformity with the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s Amended and Restated By-laws (the “By-laws”) and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to the Common Stock has been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (v) such shares of Common Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

CommScope, Inc.	March 24, 2009

2.     When (i) the Registration Statement and any amendments thereto (including any post-effective amendments) relating to the Preferred Stock have become effective under the Securities Act, (ii) in accordance with Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the Certificate of Incorporation and the By-laws, (a) the Board has fixed the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of a series of Preferred Stock (including any Preferred Stock duly issued upon the exercise of any Warrants exercisable for Preferred Stock or upon exchange or conversion of any Convertible Securities that are exchangeable or convertible into Preferred Stock) registered pursuant to the Registration Statement and adopted a Certificate of Designations (the “Certificate of Designations”) in the form required by applicable law and (b) proper and valid filing with the Office of the Secretary of State of the State of Delaware of such Certificate of Designations has been made, (iii) a Prospectus Supplement has been prepared and filed with the Commission describing the Preferred Stock offered thereby and is in compliance, at all times, with all applicable laws, (iv) the terms of the issuance and sale of such shares of Preferred Stock have been duly approved by the Board in conformity with the Certificate of Incorporation and the By-laws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to the Preferred Stock has been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (vi) such shares of Preferred Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.     When (i) the Registration Statement and any amendments thereto (including any post-effective amendments) relating to the Debt Securities have become effective under the Securities Act, (ii) a Prospectus Supplement has been prepared and filed with the Commission describing the Debt Securities offered thereby and is in compliance, at all times, with all applicable laws, (iii) the terms of the issuance and sale of the Debt Securities have been established in conformity with the applicable Indenture and any relevant supplemental indenture and duly approved by the Board in conformity with the Certificate of Incorporation and the By-laws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in

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a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the applicable Indenture and any relevant supplemental indentures have been duly authorized, executed and delivered by the Company and the Trustee, (v) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to the Debt Securities has been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (vii) the Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the applicable Indenture and any relevant supplemental indenture, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Debt Securities to be issued and sold by the Company under the Registration Statement will constitute valid and binding obligations of the Company.

4.     When (i) the Registration Statement and any amendments thereto (including any post-effective amendments) relating to the Convertible Securities have become effective under the Securities Act, (ii) a Prospectus Supplement has been prepared and filed with the Commission describing the Convertible Securities offered thereby and is in compliance, at all times, with all applicable laws, (iii) the terms of the issuance and sale of the Convertible Securities have been established in conformity with the applicable Indenture and any relevant supplemental indenture and duly approved by the Board in conformity with the Certificate of Incorporation and the By-laws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the applicable Indenture and any relevant supplemental indenture has been duly authorized, executed and delivered by the Company and the Trustee, (v) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to the Convertible Securities has been duly authorized and validly executed and delivered by the Company and the other parties thereto, (vii) the Convertible Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the applicable Indenture and any relevant supplemental indenture, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, and (viii) shares of Common Stock of the Company initially

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issuable upon conversion of the Convertible Securities have been duly authorized and properly reserved for issuance upon such conversion, such Convertible Securities to be issued and sold by the Company under the Registration Statement will constitute valid and binding obligations of the Company.

5.     When (i) the Registration Statement and any amendments thereto (including any post-effective amendments) relating to the Warrants have become effective under the Securities Act, (ii) a Prospectus Supplement has been prepared and filed with the Commission describing the Warrants offered thereby and is in compliance, at all times, with all applicable laws, (iii) the terms of the issuance and sale of the Warrants registered pursuant to the Registration Statement have been established in conformity with the applicable Warrant Agreement and duly approved by the Board in conformity with the Certificate of Incorporation and the By-laws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and the Warrant Agent, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to the Warrants has been duly authorized and validly executed and delivered by the Company and the other parties thereto, (vi) such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of the applicable Warrant Agreement, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, (vii) the terms of the Common Stock, the Preferred Stock, Debt Securities or the Convertible Securities issuable upon exercise of the Warrants have been duly approved by the Board in conformity with the Certificate of Incorporation and the By-laws as specified above, and (viii) the Common Stock and/or the Preferred Stock issuable upon exercise of the Warrants have been duly authorized and properly reserved for issuance upon such exercise, such Warrants will constitute valid and binding obligations of the Company.

We express no opinion as to the legality, validity, binding effect or enforceability of any provision of the Documents or any relevant supplemental indenture:

(i)   relating to indemnification, contribution or exculpation;

(ii)   containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by any party under any provision of such agreements or instruments to the

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extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law (including judicial decisions), waivers of any rights to trial by jury or service of process, except in accordance with applicable law;

(iii)    related to (I) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, or (II) choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal court sitting in the State of New York and applying the law of the State of New York, in each case, applying the choice of law principles of the State of New York;

(iv)   specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement;

(v)   purporting to give any person or entity the power to accelerate obligations without any notice to the obligor; and

(vi)   which may be construed to be in the nature of a penalty.

The opinions set forth above are subject to the following qualifications (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws (or related judicial doctrines) now or hereafter in effect affecting creditors' rights and remedies generally, (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding in equity or at law, and (iii) the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

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The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the DGCL (which includes applicable provisions of the Delaware Constitution and reported judicial interpretations covering those laws),  each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.  The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein or for any other reason.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions “Legal Matters” in the Prospectus and “Legal Matters” in any Prospectus Supplement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                               Very truly yours,

                                                                    /s/ Fried, Frank, Harris, Shriver & Jacobson LLP

                                                                   FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP